Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

25 November 2025

Li Bang International Corporation Inc.

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Li Bang International Corporation Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-3 (the Registration Statement), including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the public offering by the Company of up to US$300,000,000 in the aggregate of (i) Class A ordinary shares of par value of US$0.0001 each in the capital of the Company (the Class A Ordinary Shares), preferred shares (the Preferred Shares, together with the Class A Ordinary Shares, the Shares), debt securities (the Debt Securities), warrants to purchase Class A Ordinary Shares (the Warrants), subscription rights (the Subscription Rights) and a combination of such securities, separately or as units (the Units, together with the Class A Ordinary Shares, Preferred Shares, Debt Securities, Warrants and Subscription Rights, collectively the Securities), in one or more offerings.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement. The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments and/or supplement thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable authorisation (the Board Authorisations) by the board of directors of the Company (the Board) and, if necessary, amendments to the M&A (as defined in Schedule 1) and operative documents pursuant to which such Securities are to be sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment and/or supplement to the Registration Statement or prospectus supplement: (i) any Shares will be issued by the Company under and in accordance with the M&A, as amended from time to time; (ii) any Warrants will be issued pursuant to one or more warrant agreements (each, a Warrant Agreement) to be entered into between the Company and one or more warrant agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; (iii) any Debt Securities will be issued pursuant to one or more indenture for debt security (each, an Indenture to Debt Security) to be entered into between the Company and one or more debt security agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; (iv) any Subscription Rights will be issued pursuant to one or more rights agreements (each, a  Subscription Rights Agreement) to be entered into between the Company and one or more rights agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; and (v) any Units will be issued pursuant to one or more unit agreements (each, a Unit Agreement) to be entered into by the Company and one or more unit agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | JP Engwirda | Y Fan | SG Gray | IC Groark | PM Kay | MW Kwok

IN Mann | BP McCosker | R Ng | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A, the authorised share capital of the Company is USD 50,000.00 divided into 450,000,000 Class A ordinary shares of par value of USD 0.0001 each and 50,000,000 Class B ordinary shares of par value of USD 0.0001 each.

3	Valid Issuance of Shares. When (i) the allotment and issue of the Shares as contemplated by the Registration Statement and the final terms of such allotment and issue have been duly approved and authorised by the appropriate Board Authorisations; (ii) the Shares are allotted, issued and fully paid for in accordance with the Registration Statement; and (iii) the names of the shareholders are entered in the register of members of the Company, the allotment and issue of the Shares will be duly authorised, and the Shares will be validly issued, fully paid and non-assessable.

4	Valid Issuance of the Warrants, Debt Securities, Subscription Rights and Units.

(a)	When (i) the creation and issue of the applicable Warrants and the final terms of such Warrants have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Warrant Agreement relating to such Warrants have been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing such Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement relating to such Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(b)	When (i) the creation and issue of the applicable Debt Securities and the final terms of such Debt Securities have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Indenture for Debt Security relating to such Debt Securities have been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing such Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Indenture for Debt Security relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(c)	When (i) the creation and issue of the applicable Subscription Rights and the final terms of such Subscription Rights have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Subscription Rights Agreement relating to such Subscription Rights have been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) such Subscription Rights have been duly authenticated, executed and delivered in accordance with the applicable Subscription Rights Agreement relating to such Subscription Rights, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, such Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(d)	When (i) the creation and issue of the applicable Units and the final terms of such Units have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Unit Agreement relating to such Units have been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) such Units have been duly authenticated, executed and delivered in accordance with the applicable Unit Agreement relating to such Units, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5	Cayman Islands Law. The statements under the headings “Enforcement of Civil Liabilities” and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm in the Registration Statement under the headings “Enforcement of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

Schedule 1

List of Documents Examined

1	A copy of the certificate of incorporation of the Company dated 8 July 2021.

2	A copy of the amended and restated memorandum and articles of association of the Company adopted pursuant to special resolutions of the Company passed on 27 June 2025 (the M&A).

3	A copy of the certificate of good standing in respect of the Company issued by the Registrar of Companies of the Cayman Islands dated 20 November 2025.

4	A copy of the register of directors and officers of the Company provided to us on 11 November 2025.

5	A copy of the written resolutions of the board of directors of the Company passed on [date] (the Resolutions).

6	A copy of the certificate issued by a director of the Company dated [date], a copy of which is attached hereto (the Director’s Certificate).

7	The Registration Statement.

(1 to 6 above are the Corporate Documents, and 1 to 7 above are the Documents).

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

5	Resolutions. The Resolutions have been duly executed by the directors, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents and, in particular, that the entry into and performance of the transactions contemplated under the Registration Statement will not cause any of the parties thereto to be in breach of any agreement or undertaking.

7	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

8	Solvency. The Company was on the date of this opinion able to pay its debts as they became due, and issuing the Securities as contemplated by the Registration Statement will not cause the Company to become unable to pay its debts as they fall due.

9	Shares. No Shares will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued share capital to issue each Share.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (Revised) of the Cayman Islands.

5	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

Annex

Director’s Certificate